                                                                    Exhibit 1(c)

                      SIERRA ASSET MANAGEMENT PORTFOLIOS

                                AMENDMENT NO. 1
                            TO AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST

     The undersigned, being a majority of the trustees of the Sierra Asset Management Portfolios ("the Trust"), a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated March 26, 1996 as amended and restated July 19, 1996 ("the Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, having determined to change the name of the Trust from the Sierra Asset Management Portfolios to WM Strategic Asset Management Portfolios, pursuant to
ARTICLE I, Section 1.1 and ARTICLE IX, Section 9.8 of said Declaration of Trust do hereby amend the Declaration of Trust so that the Section 1.1 of ARTICLE I is amended and restated as follows:

          This Trust shall be known as "WM Strategic Asset Management Portfolios" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     All other appropriate references in the Declaration of Trust are amended to reflect the fact that the new name of the Trust is "WM Strategic Asset Management Portfolios."

     In addition, the undersigned, being a majority of the Trust, pursuant to
ARTICLE IV, Section 1 of the Declaration of Trust, hereby change the name of the following series of Shares (as defined in the Declaration of Trust) (i) from Capital Growth Portfolio to Strategic Growth Portfolio; (ii) from Growth Portfolio to Conservative Growth Portfolio; and (iii) Value Portfolio to Flexible Income Portfolio.
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     This amendment will be effective as of the close of business on March 20,
1998.

     This instrument may be executed in counterparts, which together shall constitute a single instrument.

     IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 20th day of March, 1998.




DAVID E. ANDERSON                       WAYNE L. ATTWOOD, M.D.
-----------------                       ----------------------
David E. Anderson                       Wayne L. Attwood, M.D.


ARTHUR H. BERNSTEIN, Esq.               KRISTIANNE BLAKE
------------------------                ----------------
Arthur H. Bernstein, Esq.               Kristianne Blake


EDMOND R. DAVIS, Esq.                   JOHN W. ENGLISH
---------------------                   ---------------
Edmond R. Davis, Esq                    John W. English


ANNE V. FARRELL                         MICHAEL K. MURPHY
---------------                         -----------------
Anne V. Farrell                         Michael K. Murphy


ALFRED E. OSBORNE, JR. Ph.D             WILLIAM G. PAPESH
---------------------------             -----------------
Alfred E. Osborne, Jr. Ph.D             William G. Papesh


DANIEL L. PAVELICH                      JAY ROCKEY
------------------                      ----------
Daniel L. Pavelich                      Jay Rockey


RICHARD C. YANCEY
-----------------
Richard C. Yancey

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